THE GOLDFIELD CORPORATION


                                       and


                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                 as Rights Agent

                                Rights Agreement

                         Dated as of September 18, 2002

                                TABLE OF CONTENTS


                                                                            Page


Section 1.    Certain Definitions..............................................1

Section 2.    Appointment of Rights Agent......................................4

Section 3.    Issue of Rights Certificates.....................................4

Section 4.    Form of Rights Certificates......................................6

Section 5.    Countersignature and Registration................................7

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights
              Certificates.....................................................7

Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights....8

Section 8.    Cancellation and Destruction of Rights Certificates.............10

Section 9.    Reservation and Availability of Capital Stock; Registration of
              Securities......................................................10

Section 10.   Capital Stock Record Date.......................................11

Section 11.   Adjustment of Purchase Price, Number and Kind of Shares or
              Number of Rights................................................12

Section 12.   Certificate of Adjusted Purchase Price or Number of Shares......20

Section 13.   Consolidation, Merger or Sale or Transfer of Assets or
              Earning Power...................................................20

Section 14.   Fractional Rights and Fractional Shares.........................23

Section 15.   Rights of Action................................................24

Section 16.   Agreement of Rights Holders.....................................24

Section 17.   Rights Certificate Holder Not Deemed a Stockholder..............25

Section 18.   Concerning the Rights Agent.....................................25

Section 19.   Merger or Consolidation or Change of Name of Rights Agent.......26

Section 20.   Duties of Rights Agent..........................................26

Section 21.   Change of Rights Agent..........................................28

Section 22.   Issuance of New Rights Certificates.............................29

Section 23.   Redemption and Termination......................................29

Section 24.   Notice of Certain Events........................................32

Section 25.   Notices.........................................................33

Section 26.   Supplements and Amendments......................................33

Section 27.   Successors......................................................34

Section 28.   Determinations and Actions by the Board of Directors, etc.......34

Section 29.   Benefits of this Agreement......................................35

Section 30.   Severability....................................................35

Section 31.   Governing Law...................................................35

Section 32.   Counterparts....................................................35

Section 33.   Descriptive Headings............................................36


Exhibit A  -  Form of Certificate of Designations

Exhibit B  -  Form of Rights Certificate

Exhibit C  -  Form of Summary of Rights

                                RIGHTS AGREEMENT


     RIGHTS AGREEMENT, dated as of September 18, 2002 (the "Agreement"), between The Goldfield Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as rights agent (the "Rights Agent").


                              W I T N E S S E T H :


     WHEREAS, on September 17, 2002 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of common stock, $0.10 par value, of the Company (the "Common Stock") outstanding at the Close of Business on September 18, 2002 (the "Record Date"), and has authorized the issuance of one Right (as such number may be hereinafter adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock of the Company issued or delivered (whether originally issued or delivered from treasury) between the Record Date and the Distribution Date (as such term is hereinafter defined) and as otherwise provided herein, each Right initially representing the right to purchase one one-thousandth of a share of Preferred Stock (as hereinafter defined) upon the terms and subject to the conditions hereinafter set forth (individually a "Right" and collectively the "Rights");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, (iv) any dividend reinvestment plan of the Company or (v) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Stock of the Company then outstanding by reason of such an acquisition and shall, after such acquisition, become the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an "Acquiring Person".

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

     (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to beneficially own, any securities:

          (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights warrants or options, or otherwise; provided, however, that a person shall not be deemed the "Beneficial Owner" of or to "beneficially own", (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) at any time prior to the occurrence of a Triggering Event, securities issuable upon exercise of the Rights or (C) from and after the occurrence of a Triggering Event, securities issuable upon exercise of Rights which were acquired by such person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

          (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act and any successor provision thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own", any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), but excluding customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities until the expiration of forty (40) days after the date of such acquisition, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (c)) or disposing of any voting securities of the Company.

     (d) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York or Delaware are authorized or obligated by law or executive order to close.

     (e) "Close of Business" on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

     (f) "Common Stock" shall mean the common stock, $0.10 par value, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital shares of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

     (g) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

     (h) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

     (i) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

     (j) "Independent Director" shall have the meaning set forth in Section 28(b) hereof.

     (k) "Independent Directors Committee" shall have the meaning set forth in
Section 28(b) hereof.

     (l) "Offer Date" shall have the meaning set forth in Section 23(c)(i) hereof.

     (m) "Offeror" shall have the meaning set forth in Section 23(e) hereof.

     (n) "Person" shall mean any individual, firm, corporation, partnership or other entity.

     (o) "Preferred Stock" shall mean shares of Series B Participating Preferred Stock, $1 par value, of the Company having the rights and preferences set forth in the form of Certificate of Designations attached to this Agreement as Exhibit A.

     (p) "Preferred Stock Fraction" shall mean one one-thousandth of a share of Preferred Stock.

     (q) "Qualifying Offer" shall have the meaning set forth in Section 23(e) hereof.

     (r) "Record Date" shall have the meaning set forth in the first Whereas clause.

     (s) "Resolution" shall have the meaning set forth in Section 23(c)(i) hereof.

     (t) "Section 11(a)(ii) Event" shall mean the event described in Section 11(a)(ii) hereof.

     (u) "Section 13 Event" shall mean any event described in clause (x), (y) or
(z) of Section 13(a) hereof.

     (v) "Special Meeting" shall have the meaning set forth in Section 23(c)(i) hereof.

     (w) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person, that an Acquiring Person has become such.

     (x) "Subsidiary" shall mean, with reference to any other Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect at least a majority of the directors or other persons performing similar functions is beneficially owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

     (y) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

     (z) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

     (aa) "Voting Stock" shall mean the Common Stock and any other class or series of stock of the Company entitled to vote generally in the election of directors of the Company, disregarding votes that may be cast only by such class or series of stock (other than Common Stock and any other class or series of stock to the extent that such other class or series is entitled to vote together as one class with the Common Stock) upon the happening of a contingency.

     Unless otherwise specified, where reference is made in this Agreement to sections of, and the General Rules and Regulations under, the Exchange Act, such reference shall mean such sections and rules as amended from time to time and any successor provisions thereto.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

     Section 3. Issue of Rights Certificates. (a) Until Close of Business on the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by the Company's Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights Certificates, in substantially the form of Exhibit B hereto (individually a "Rights Certificate" and collectively the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by Rights Certificates.

     (b) Following the Record Date, upon the written request of a record holder of Common Stock, or of a holder of Rights after the Distribution Date, the Company will send to such holder a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, at the holder's address shown on the records of the Company. With respect to certificates for the Common Stock outstanding on or after the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock with or without a copy of the Summary of Rights attached thereto and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock with or without a copy of the Summary of Rights attached thereto in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Stock.

     (c) Rights shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates issued after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date, shall also be deemed to be Certificates for Rights and shall bear the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between The Goldfield Corporation and American Stock Transfer & Trust Company, dated as of September 18, 2002 (as it may be amended, modified or supplemented from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of The Goldfield Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights will expire on the Close of Business on September 18, 2012 unless redeemed prior thereto. The Goldfield Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such Certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such Certificates.

     Section 4. Form of Rights Certificates. (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or, in the case of Rights issued with respect to Common Stock issued by the Company after the Record Date, as of the date of issuance of such Common Stock), shall note the date of issuance and on their face shall entitle the holders thereof to purchase such number of Preferred Stock Fractions as shall be set forth therein at the price set forth therein (such exercise price per Preferred Stock Fraction, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

     (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

     The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an

     Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

     The provisions of Section 7(e) of this Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificates.

     Section 5. Countersignature and Registration. (a) The Rights Certificates shall be executed on behalf of the Company by its President, Vice- President or Secretary, either manually or by facsimile signature. The Rights Certificates shall be countersigned manually by the Rights Agent, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the certificate number of each of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates. (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or certificates, entitling the registered holder to purchase (or receive) a like number of Preferred Stock Fractions (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder or holders in the case of a transfer to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to
Section 4(b),

Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holder of the Right of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (except as provided in Section 11(q)) with respect to the surrendered Rights for the total number of the Preferred Stock Fractions (or Common Stock, other securities or property, as the case may be) as to which such surrendered Rights are exercisable, at or prior to the earlier of (i) the Close of Business on September 18, 2012 (the "Final Expiration Date") or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) or (ii) being herein referred to as the "Expiration Date").

     (b) The Purchase Price for each Preferred Stock Fraction pursuant to the exercise of a Right shall initially be $2.20, and shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof and shall be payable in accordance with paragraph (c) below.

     (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed, accompanied by payment (except as provided in Section 11(q)), with respect to each Right so exercised, of the Purchase Price per Preferred Stock Fraction (or Common Stock, other securities or property, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to
Section 20(k) and Section 14(b) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for the shares of Preferred Stock) certificates for the total number of Preferred Stock Fractions to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests subject to applicable law, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Preferred Stock Fractions as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made (x) in cash or by certified bank check or money order payable to the order of the Company, or (y) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of shares of Common Stock equal to the then Purchase Price divided by the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such exercise. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

     (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or
(iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of an plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company, otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. Reservation and Availability of Capital Stock; Registration of Securities. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in treasury) the number of shares of Preferred Stock (and following the occurrence of a Triggering Event, Common Stock and/or other securities) that, except as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

     (b) So long as the shares of Preferred Stock (and following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (and the Company reasonably anticipates that a Right may be exercised), all shares (or other securities) reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

     (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement (including in accordance with Section 11(a)(iii) hereof), or as soon as is required by law or regulation following the Distribution Date, as the case may be, a registration statement or statements under the Securities Act of 1933 (the "Securities Act"), with respect to the shares of Common Stock or other securities purchasable upon exercise of the Rights on an appropriate form or forms, (ii) cause such registration statement or statements to become effective as soon as practicable after such filing and (iii) cause such registration statement or statements to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof would be in violation of applicable law.

     (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Stock Fractions (and following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized, issued, fully paid and nonassessable.

     (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of Preferred Stock Fractions (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of a number of Preferred Stock Fractions (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of Preferred Stock Fractions (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificates at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. Capital Stock Record Date. Each person in whose name any certificate for a number of Preferred Stock Fractions (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock Fractions (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock Fraction (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock Fraction (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares (fractional or otherwise) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock or other capital stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any share of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in Section 11(a)(ii) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock (or other capital stock, as the case may be) transfer books of the Company were open, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to
Section 11(a)(ii) hereof.

          (ii) In the event any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, any dividend reinvestment plan of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) alone or together with its Affiliates and Associates, shall, at any time after the date hereof, become an Acquiring Person, unless the event causing such threshold to be crossed is a transaction set forth in Section 13(a) hereof, or is an acquisition of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to stockholders (taking into account all factors which such members of the Board deem relevant including, without limitation, the long-term prospects and value of the Company and the prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and
     (b) otherwise in the best interests of (1) the Company and its stockholders (including the possibility that these interests may best be served by the continued independence of the Company), (2) the Company's employees, suppliers, creditors, customers and (3) the community in which the Company operates, then, promptly following the first occurrence of the event described in Section 11(a)(ii) hereof, proper provision shall be made so that each holder of a Right (except as provided in Section 11(a)(iii) and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of Preferred Stock Fractions, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Preferred Stock Fractions for which a Right was exercisable by such holder immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (such product, following such first occurrence, shall thereafter be referred to as the Purchase Price for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares of Common Stock is herein called the "Adjustment Shares").

          (iii) In the event that the number of shares of Common Stock which are authorized but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread") and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price,
     (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, preferred shares or Preferred Stock Fractions), which the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares, "common stock equivalents"), (4) debt securities of the Company,
     (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of (x) a
     Section 11(a)(ii) Event or (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended by resolution of the Board of Directors of the Company to the extent necessary, but not more than ninety

     (90) days following the first occurrence of a Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, to take any action to obtain any required regulatory approval and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Section 11(a)(ii) Trigger Date and the value of any common stock equivalents shall be deemed to have the same value as the Common Stock on such date.

          (iv) If the rules of the national securities exchange, registered as such pursuant to Section 6 of the Exchange Act, or of the national securities association, registered as such pursuant to Section 15A of the Exchange Act, on which the shares of Common Stock are principally traded would prohibit such exchange or association from listing or continuing to list, or from authorizing for or continuing quotation and/or transaction reporting through an inter-dealer quotation system, the shares of Common Stock or other equity securities of the Company if the Rights were to be exercised for shares of Common Stock in accordance with subparagraph (ii) of this Section 11(a) because such issuance would nullify, restrict or disparately reduce the per share voting rights of holders of shares of Common Stock or for any other reason, the Company shall: (A) determine the Spread and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) equity securities of the Company, including, without limitation, "common stock equivalents", other than securities which would have the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of shares of Common Stock or otherwise cause the prohibition described above, (3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Section 11(a)(ii) Trigger Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, cash having an aggregate value equal to the Spread. To the extent that the Company determines that an action needs to be taken pursuant to the first sentence of this Section 11(a)(iv), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights, but not longer than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iv), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date.

     (b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock, (or shares having the same rights, privileges and preferences as the Preferred Stock ("equivalent Preferred Stock")) or securities convertible into Preferred Stock or equivalent Preferred Stock at a price per share of Preferred Stock or equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent Preferred Stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent Preferred Stock to be offered for subscription or purchase (or onto which the convertible securities to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend paid out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in capital stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing price per share of Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing price per share of Common Stock for the ten
(10) consecutive Trading Days immediately following such date; provided, however, that in the event that the then current market price per share of Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (i) any dividend or distribution on such Common Stock payable in such shares of Common Stock or securities convertible into shares of Common Stock (other than the Rights), (ii) any subdivision, combination or reclassification of such shares of Common Stock, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, in each such case, the current market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, current market price per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 11(d)(i) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in
     Section 11(d)(i), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share of Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of a Preferred Stock Fraction shall be equal to the "current market price" of one share of Preferred Stock divided by 1,000.

     (e) Anything herein to the contrary notwithstanding, adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) to the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Common Stock or other share or one ten-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

     (f) If as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any capital shares other than Preferred Stock, thereafter the number of such other shares receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g),
(h), (i), (j), (k) (m) and (q) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Stock Fractions (or other consideration, as the case may be) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Preferred Stock Fractions (calculated to the nearest one ten-millionth) obtained by (i) multiplying (x) the number of Preferred Stock Fractions covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Preferred Stock Fractions purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Preferred Stock Fractions for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Stock Fractions issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Preferred Stock Fraction and the number of Preferred Stock Fractions which were expressed in the initial Rights Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then stated value, if any, of the number of Preferred Stock Fractions issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Stock Fractions at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date the number of Preferred Stock Fractions and other capital shares or securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Stock Fractions and other capital shares and securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) of Common Stock and other capital shares or securities upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Board of Directors shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Company to holder of its Preferred Stock shall not be taxable to such stockholders.

     (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

     (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

     (q) In the event that the Rights become exercisable following a Section 11(a)(ii) Event, the Company by action of a majority of the Board of Directors, at its option, may provide that each Right, subject to section 7(e), shall be exchanged for one share of Common Stock (or cash or other securities or assets to be substituted for the Adjustment Shares pursuant to subsection 11(a)(iii)) appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof, in consideration of the surrender to the Company of the Rights so exercised and without other payment of the Purchase Price. Upon the Company's election to provide for such exchange, all Rights shall be terminated and the only right thereafter of a holder of such Rights shall be to receive the above described securities. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the

Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or
(z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case and except as set forth in Section 13(d) hereof, proper provision shall be made so that:

          (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Preferred Stock Fractions for which a Right is exercisable by such holder immediately prior to the first occurrence of a
     Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of such Section 11(a)(ii) Event by the number of Preferred Stock Fractions for which a Right was exercisable immediately prior to such first occurrence) and dividing that product (such product, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to
     Section 11(d)(i) hereof with respect to the Common Stock) per share of Common Stock of such Principal Party on the date of consummation of such
     Section 13 Event;

          (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

          (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
     Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

          (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to insure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Stock thereafter deliverable upon the exercise of the Rights; and

          (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

     (b) "Principal Party" shall mean

          (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case,
     (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under
     Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint ventures and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

     (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 13, the Principal Party at its own expense will:

          (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

          (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the Blue Sky laws of such jurisdictions as may be necessary or appropriate; and

          (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

     (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock that complies with the provisions of
Section 11(a)(ii) hereof (or a wholly owned Subsidiary of any such Person or Persons), (ii) the price per Common Share offered in such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to such tender offer or exchange and
(iii) the form of consideration being offered to the remaining holders of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

     Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Rights are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used and shall be conclusive for all purposes.

     (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than integral multiples of Preferred Stock Fractions) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than integral multiples of Preferred Stock Fractions). In lieu of fractional shares of Preferred Stock that are not Preferred Stock Fractions or integral multiples thereof, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

     (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Agreement, except those rights of action vested in the Rights Agent pursuant to Sections 18 through 20 inclusive, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

     Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

     (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

     (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall, subject to the last sentence of Section 7(e) hereof, be required to be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of Preferred Stock Fractions or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of current market prices) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any of the Chairman of the Board, the President, any Vice President, the Treasurer and the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any registered holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized, doing business and in good standing under the laws of the United States or of the States of New York or Delaware (or of any other state of the United States so long as such corporation is authorized to do business in the State of New York or Delaware), having a principal office in the State of New York or Delaware, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an affiliate of any such corporation described in clause (a) above. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates or, prior to the Distribution Date, the registered holders of shares of Common Stock. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23. Redemption and Termination. (a) The Rights may be redeemed by action of the Board of Directors pursuant to subparagraph (b) of this Section 23 or by shareholder action pursuant to subparagraph (c) of this Section 23 and shall not be redeemed in any other manner.

     (b) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the date on which a Section 11(a)(ii) Event occurs or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, as such amount shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); and the Company may, at its option, pay the Redemption

Price either in cash or securities or both having a current market price, as of a date determined by the Board of Directors, of $0.001.

(c) (i) In the event the Company receives a Qualifying Offer (as defined in subparagraph (e) of this Section 23), the Board of Directors of the Company shall call a special meeting of shareholders (the "Special Meeting") for the purpose of voting on a resolution (i) accepting such Qualifying Offer, as such Qualifying Offer may be amended or revised by the Offeror (as defined in subparagraph (e) of this Section 23) from time to time to increase the price per share to be paid to holders of shares of Voting Stock, and (ii) authorizing the redemption of all but not less than all the then outstanding Rights at the Redemption Price pursuant to subparagraph (c)(ii) of this Section 23 (the "Resolution"). The Special Meeting shall be held on a date selected by the Board of Directors, which date shall not be less than 90 or more than 120 days after the later of (A) the date such Qualifying Offer is received by the Company (the "Offer Date") and (B) the date of any previously scheduled meeting of shareholders to be held within 60 days after the Offer Date; provided, however, that if (x) such other meeting shall have been called for the purpose of voting on a resolution with respect to another Qualifying Offer and (y) the Offer Date is not later than 15 days after the date such other Qualifying Offer was received by the Company, then both the Resolution and such other resolution shall be voted on at such meeting (in addition to any other matters or resolutions to be considered at such meeting) and such meeting shall be deemed to be the Special Meeting; provided, however, that in any 12-month period the Company shall not be required to hold more than one Annual Meeting and one Special Meeting; and provided further, that if the Company shall publicly announce that the Board of Directors has determined that it is in the best interest of shareholders to seek an alternative transaction so as to obtain greater value for shareholders than that provided by such Qualifying Offer, then such vote shall be postponed to a meeting called by the Board of Directors which shall occur within 90 days after the date of such announcement. The Board of Directors shall set a date for determining the shareholders of record entitled to notice of and to vote at the Special Meeting in accordance with the Company's Restated Certificate of Incorporation, By-Laws and applicable law. At the Offeror's request, the Company shall include in any proxy soliciting material prepared by it in connection with the Special Meeting proxy soliciting material submitted by the Offeror; provided, however, that the Offeror, by written agreement with the Company contained in or delivered with such request, shall have indemnified the Company against any and all liabilities resulting from any statements found to be defamatory, misstatements, misleading statements or omissions contained in or omitted from the Offeror's proxy soliciting materials and have agreed to pay the Company's incremental costs incurred as a result of including such material in the Company's proxy soliciting material. Notwithstanding anything to the contrary contained this Agreement, if the Board of Directors determines that it is in the best interests of shareholders to seek an alternative transaction so as to obtain greater value for shareholders than that provided by any Qualifying Offer, the Company shall be entitled to include information relating to such alternative transaction in the proxy soliciting material prepared by it in connection with the Special Meeting.

          (ii) If at the Special Meeting the Resolution, or a resolution with respect to another Qualifying Offer, receives the affirmative vote of a majority of the shares of Voting Stock outstanding as of the record date of the Special Meeting, not giving effect to any affirmative votes cast by the Offeror or any of its Affiliates, then all of the Rights shall be redeemed by such shareholder action at the Redemption Price, effective immediately prior to the consummation of the Qualifying Offer (provided that the Qualifying Offer is consummated prior to 60 days after the date of the Special Meeting).

          (iii) Nothing contained in this subparagraph (c) shall be deemed to be in derogation of the obligation of the Board of Directors of the Company to exercise its fiduciary duties. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any offer, or to recommend that holders of shares of Voting Stock reject any tender offer, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals to the Special Meeting) with respect to any Qualifying Offer or any tender offer that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duties.

          (iv) Nothing in this subparagraph (c) shall be construed as limiting or prohibiting the Company or any Offeror from proposing or engaging in any acquisition, disposition or other transfer of any securities of the Company, any merger or consolidation involving the Company, any sale or other transfer of assets of the Company, any liquidation, dissolution or winding-up of the Company, or any other business combination or other transaction, or any other action by the Company or such Offeror; provided, however, that the holders of Rights shall have the rights set forth in this Rights Agreement with respect to any such acquisition, disposition, transfer, merger, consolidation, sale, liquidation, dissolution, winding-up, business combination, transaction or action.

     (d) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to subparagraph (b) of this
Section 23, or upon effectiveness of the redemption of the Rights pursuant to subparagraph (c) of this Section 23, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in connection with the purchase of shares of Common Stock prior to the Distribution Date.

     (e) A "Qualifying Offer" shall mean any written proposal delivered to the Company by any Person (an "Offeror", which includes any other Person controlling such Person), provided: (i) the Qualifying Offer is for all of the outstanding shares of Common Stock not already beneficially owned by such Offeror, (ii) the same per share price and consideration is offered for all shares of Common Stock in the Qualifying Offer, provided that such per share price and consideration is no less than the then current market price for shares of Common Stock (iii) the consideration is at least 80 percent cash and is to be paid upon consummation of the Qualifying Offer for all tendered or exchanged shares of Common Stock in the Qualifying Offer, (iv) the Qualifying Offer is accompanied by a written opinion, in customary form, of a nationally recognized investment banking firm which is addressed to the holders of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors, other than such Offeror and its Affiliates, and states that the price to be paid to such holders pursuant to the offer is fair to such holders and which includes any written presentation, if one exists, of such firm showing the range of values underlying such conclusion,
(v) the Qualifying Offer is accompanied by written financing commitments, subject only to customary conditions which are likely to be fulfilled, from recognized financing sources, and/or has on hand cash or cash equivalents, for the full amount of all financing necessary to consummate the Qualifying Offer together with copies of all written materials, if any exist, prepared by such Offeror for its lenders for use in their credit decision, (vi) requests the Company to call a special meeting of the holders of Voting Stock for the purpose of voting on a resolution accepting such offer and authorizing the redemption of the Rights, and contains a written agreement of the Offeror to pay (or share with any other Offeror) at least one-half of the Company's costs of such special meeting (exclusive of the Company's costs of preparing and mailing proxy material solely for its own solicitation); provided that the Offeror files the written proposal delivered to the Company as a tender offer pursuant to Section 14(d) of the Exchange Act at least five days prior to the date of mailing by the Company of any proxy statement for the Special Meeting, (vii) the Qualifying Offer by its terms remains open for at least 20 Business Days plus 10 Business Days after any change in price and (viii) on or prior to the date that the Qualifying Offer is commenced within the meaning of Rule 14d-2 of the General Rules and Regulations under the Exchange Act, such Offeror makes an irrevocable written commitment to the Company to consummate a transaction or series of transactions within 30 Business Days upon completion of the Qualifying Offer, pursuant to which all shares of Common Stock not beneficially owned by such Offeror at the time of consummation of the Qualifying Offer will be acquired at the same price, and for the same consideration, per share, as paid in the Qualifying Offer for shares of Common Stock.

     Section 24. Notice of Certain Events. (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in shares of any class of capital stock to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend paid out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or
(v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible, and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier.

     (b) Upon the occurrence of a Section 11(a)(ii) Event, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible, in accordance with Section 25 hereof, a notice of the occurrence of such event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

     Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

     The Goldfield Corporation
     100 Rialto Place, Suite 500
     Melbourne, Florida  32901
     Attention:  John H. Sottile

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

      American Stock Transfer & Trust Company
      59 Maiden Lane
      Plaza Level
      New York, New York  10038
      Attention:  Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or if prior to the Distribution Date, to the holder of certificates representing Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 26. Supplements and Amendments. Prior to the Distribution Date and subject to the next to last sentence of this Section 26, the Company may, by resolution of its Board of

Directors and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Stock. From and after the Distribution Date and subject to the next to last sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order
(i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person) or (iv) to shorten or lengthen any time period hereunder; provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iv) of this sentence,
(A) a time period relative to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of Preferred Stock Fractions for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 28. Determinations and Actions by the Board of Directors, etc. (a) For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d(1)(i) of the General Rules and Regulations under the Exchange Act as in effect as of the date hereof. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of Clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall
(x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

     (b) It is understood that the Independent Directors Committee (as defined below) of the Board of Directors of the Company shall review and evaluate this Agreement in order to consider whether the maintenance of this Agreement continues to be in the interests of the Company, its shareholders and any other relevant constituencies of the Company, within three (3) years of the date hereof and at least every three (3) years thereafter, or sooner than that if any Person shall have made a proposal to the Company, or taken any such other action, that, if effective, could cause such Person to become an Acquiring Person hereunder, if a majority of the members of the Independent Directors Committee shall deem such review and evaluation appropriate after giving due regard to all relevant circumstances. Following each such review, the Independent Directors Committee will communicate its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether this Agreement should be modified or the Rights should be redeemed. The "Independent Directors Committee" shall be comprised of the Directors of the Company who shall have been determined to be independent by reference to the following criteria. A Director shall be deemed to be an "Independent Director" for the purposes of this Agreement if he or she shall meet all of the following criteria: Such Person shall not be an employee (or spouse of an employee) of the Company, nor shall such Person be substantially dependent on the Company (or any Affiliate thereof) for his or her livelihood, nor shall such Person be an Acquiring Person or representative, nominee, Associate or Affiliate of an Acquiring Person.

     Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

     Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

     Section 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the state of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 33. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                      * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                                 THE GOLDFIELD CORPORATION


By  /s/ Stephen R. Wherry               By  /s/ John H. Sottile
    ---------------------                   -------------------
Name:   Stephen R. Wherry               Name:   John H. Sottile
Title:  Vice President                  Title:  Chairman, President and Chief
                                                Executive Officer



Attest:                                 AMERICAN STOCK TRANSFER & TRUST COMPANY


By  /s/ Susan Silber                    By  /s/ Herbert J. Lemmer
    ---------------------                   ---------------------
Name:   Susan Silber                    Name:   Herbert J. Lemmer
Title:  Assistant Secretary             Title:  Vice President

                                                                       EXHIBIT A



                           CERTIFICATE OF DESIGNATIONS


                                       OF


                            THE GOLDFIELD CORPORATION


     Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware

          THE GOLDFIELD CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, (the "Corporation") in accordance with the provisions of Section 151(g) thereof, DOES HEREBY
     CERTIFY:

          FIRST: The name of the Corporation is The Goldfield Corporation.

          SECOND: Pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, the Board of Directors on September __, 2002 duly adopted the following resolution creating a series of Preferred Stock designated as Series B Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional, and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Participating Preferred Stock" and the number of shares constituting such series shall initially be one hundred thousand (100,000), $1.00 par value, such number of shares to be subject to increase or decrease by action of the Board of Directors as evidenced by a certificate of designations.

     Section 2. Dividends and Distributions. (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Participating Preferred Stock with respect to dividends, the holders of shares of Series B Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $0.10 par value, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Participating Preferred Stock. In the event the Corporation shall at any time after September __, 2002 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Series B Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Participating Preferred Stock, unless the date of issue of such share is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Participating Preferred Stock entitled to receive a Quarterly Dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series B Participating Preferred Stock shall have the following voting rights:

     (a) Subject to the provision for adjustment hereinafter set forth, each share of Series B Participating Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Except as otherwise provided herein or by law, the holders of shares of Series B Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     Section 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Participating Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Participating Preferred Stock, except dividends paid ratably on the Series B Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Participating Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series B Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B

     Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series B Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Participating Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Participating Preferred Stock and Common Stock, respectively, holders of Series B Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series B Participating Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series B Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds (2/3) or more of the outstanding shares of Series B Participating Preferred Stock, voting separately as a class.

Fractional Shares. Series B Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Participating Preferred Stock;

          THIRD: The Corporation's Restated Certificate of Incorporation is amended so that the rights, preferences and limitations of the Series B Participating Preferred Stock are as stated in the foregoing resolution.

          IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designations on behalf of the Corporation this ___ day of September 2002.

                                      THE GOLDFIELD CORPORATION



                                      By:
                                          --------------------------------------
                                      Name:   John H. Sottile
                                      Title:  Chairman, President and Chief
                                              Executive Officer

                                                                       EXHIBIT B


                           Form of Rights Certificate

Certificate No. R-                                     _________  Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY OR BY SHAREHOLDER ACTION, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.] (1)

                               Rights Certificate

                            THE GOLDFIELD CORPORATION


     This certifies that ____________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September ___, 2002 (as it may be amended, modified or supplemented from time to time, the "Rights Agreement"), between The Goldfield Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (New York time) on the Expiration Date (as defined in the Rights Agreement), which shall not be later than September ___, 2012 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a share of the Company's Series B Participating Preferred Stock, $1.00 par value (the "Preferred Stock"), at a purchase price of $2.20 (the "Purchase Price") per one one-thousandth of a Preferred Stock (such fraction, a "Preferred Stock Fraction"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase set forth on the reverse hereof and the Certificate contained therein duly executed. Except as otherwise provided in Section 11(q) of the Rights Agreement, the Purchase Price shall be paid at the election of the holder in cash or by certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Rights Certificate and the number of Preferred Stock Fractions which may be purchased upon exercise thereof and the Purchase Price per Preferred Stock Fraction, set forth above, are the number of Rights, number of one Preferred Stock Fractions and Purchase Price as of ___________, 2012,(2) based on the Preferred Stock as constituted at such date.

     Except as otherwise provided in the Rights Agreement, upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any rights with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holder of the Rights Certificate, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Rights Agent as set forth in the Rights Agreement and are also available upon written request to the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Stock Fractions as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed (i) by the Board of Directors of the Company at its option at a redemption price of $0.001 per Right at any time prior to the earlier of (A) the date on which a Section 11(a)(ii) Event occurs and (B) the Final Expiration Date, or (ii) by shareholder action taken at a Special Meeting with respect to a Resolution relating to an Offer (as such terms are defined in the Rights Agreement).

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company.

Dated as of __________, 20__

ATTEST:                                  THE GOLDFIELD CORPORATION


__________________________________       By_____________________________________
Name:                                    Name:
Title:                                   Title:

Countersigned:                           AMERICAN STOCK TRANSFER & TRUST COMPANY



By________________________________       By_____________________________________
Name:                                    Name:
Title:                                   Title:

(1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

(2)  Insert the Distribution Date.

                   Form of Reverse Side of Rights Certificate



                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED __________________________________ hereby sells, assigns and transfers unto (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company with full power of substitution.

Dated:  ____________________, 20__


                               --------------------------
                               Signature

Signature Guaranteed:


                                   Certificate

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  __________________, 20__               _________________________________
                                               Signature



                                     NOTICE

     The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

          (To be executed if the registered holder desires to exercise
                 Rights represented by the Rights Certificate.)

To:  THE GOLDFIELD CORPORATION

     The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

--------------------------------------------------------------------
                         (Please print name and address)

Please insert social security or other identifying number:
___________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

----------------------------------------------------------------------
                         (Please print name and address)

Please insert social security or other identifying number:
___________________________________

Dated:  __________________, 20__               _________________________________
                                                            Signature

Signature Guaranteed:

                                   Certificate

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  __________________, 20__               _________________________________
                                                           Signature

                                                                       EXHIBIT C


                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK

     On September ___, 2002, the Board of Directors of The Goldfield Corporation, a Delaware corporation (the "Company"), declared a dividend distribution of one Right for each outstanding share of common stock, $0.10 par value, of the Company (the "Common Stock"), to stockholders of record at the close of business on September ___, 2002 (the "Record Date"). Each Right entitles the record holder to purchase from the Company one one-thousandth of a share ("Preferred Stock Fraction") of the Company's Series B Participating Preferred Stock, $1 par value (the "Preferred Stock") at a price of $2.20 (the "Purchase Price"), subject to adjustment in certain circumstances. Except as otherwise provided in the Rights Agreement, the Purchase Price may be paid, at the election of the registered holder, in cash or by certified bank check or money order payable to the order of the Company. The description and terms of the Rights are set forth in a Rights Agreement, dated as of September ___, 2002 (as it may be amended, modified or supplemented from time to time, the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent.

     Initially, the Rights will be attached to the certificates representing outstanding shares of Common Stock, and no Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of:

     o the close of business on the tenth day after the date of a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or

     o the close of business on the tenth Business Day (or such later date as may be determined by the Company's Board of Directors prior to such time as any person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer if, upon consummation thereof, the person or group making such offer would be the beneficial owner of 20% or more of the outstanding shares of Common Stock.

     Until the Distribution Date:

     o the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates,

     o new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and

     o the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     As soon as practicable following the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the Rights. Except in certain limited circumstances, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on September ___, 2012 unless earlier redeemed by the Company as described below.

     Except in the circumstances described below, after the Distribution Date each Right will be exercisable into a Preferred Stock Fraction. Each Preferred Stock Fraction carries voting and dividend rights that are intended to produce the equivalent of one share of Common Stock. The voting and dividend rights of the Preferred Stock are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Stock of the Company. In lieu of issuing certificates for fractions of shares of Preferred Stock (other than fractions which are integral multiples of Preferred Stock Fractions), the Company may pay cash in accordance with the Rights Agreement.

     In the event that, at any time following the Distribution Date, a Person becomes an Acquiring Person (other than pursuant to an offer for all outstanding shares of Common Stock at a price and on terms which the majority of the independent Directors determine to be fair to, and otherwise in the best interests of, stockholders), the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two
(2) times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company may provide that each Right be exchanged for one share of Common Stock (or cash, property or other securities, as the case may be). The only right of a holder of Rights following the Company's election to provide for such exchange shall be to receive the above described securities. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person shall immediately become null and void.

     For example, at an exercise price of $2.20 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $4.40 worth of Common Stock (or other consideration, as noted above) for $2.20. Assuming that the Common Stock had a per share value of $0.44 at such time, the holder of each valid Right would be entitled to purchase ten shares of Common Stock for $2.20. Alternatively, the Company could permit the holder to surrender each Right in exchange for one share of Common Stock (with a value of $0.44) without the payment of any consideration other than the surrender of the Right.

     In the event that, at any time following the Stock Acquisition Date:

     o the Company engages in a merger or consolidation in which the Company is not the surviving corporation

     o the Company engages in a merger or consolidation with another person in which the Company is the surviving corporation, but in which all or part of its Common Stock is changed or exchanged, or

     o 50% or more of the Company's assets or earning power is sold or transferred (except with respect to the first two bullet points above, a merger or consolidation which follows an offer described in the second preceding paragraph and in which the amount and form of consideration is the same as was paid in such offer), the Rights Agreement provides that proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof, common stock of the acquiring company having a value equal to two (2) times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events".

     The Purchase Price payable, and the number of Preferred Stock Fractions or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under the following circumstances:

     o in the event of a stock dividend on the Preferred Stock or other capital stock, or a subdivision, combination or reclassification of the Preferred Stock,

     o upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock, or under the following circumstances: upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock (other than fractions which are integral multiples of Preferred Stock Fractions) will be issued upon exercise of the Rights and, in lieu thereof, a cash payment will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     At any time prior to the earlier of the date on which a Section 11(a)(ii) Event (as defined in the Rights Agreement) occurs and September ___, 2012, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, payable in cash or securities or both (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. However, in the event the Company receives a Qualifying Offer (as defined below), the rights may be redeemed by way of shareholder action taken at a special meeting of shareholders called by the Board for the purpose of voting on a resolution accepting the Qualifying Offer and authorizing the redemption of the Rights pursuant to the provisions of the Rights Agreement. The special meeting must be held not less than 90 and more than 120 days after the date the Qualifying Offer is received. Such an action by shareholders requires the affirmative vote of a majority of all shares of Common Stock and any other stock entitled to vote in the election of directors and management affairs of the Company, and is effective immediately prior to the consummation of any Qualifying Offer consummated within 60 days after the special meeting. A "Qualifying Offer" is a written proposal that is delivered to the Company by any person and meets the following conditions:

     o the Qualifying Offer is for all of the outstanding shares of Common Stock not already beneficially owned by such Person,

     o the same per share price and consideration is offered for all shares, is no less than the then current market price for shares of Common Stock, is at least 80 percent cash, and is to be paid upon consummation of the Qualifying Offer,

     o the Qualifying Offer is accompanied by a written opinion of a nationally recognized investment banking firm, stating that the price to be paid to holders pursuant to the Qualifying Offer is fair and including any written presentation of such firm showing the range of values underlying such conclusion,

     o the Qualifying Offer is accompanied by written financing commitments and/or has on hand cash or cash equivalents, for the full amount of all financing necessary to consummate the Qualifying Offer,

     o the Qualifying Offer requests that the Company call a special meeting of shareholders to accept the Qualifying Offer and contains a written agreement of the person making the Qualifying Offer to pay at least 50% of the Company's costs of the special meeting,

     o the Qualifying Offer by its terms remains open for at least 20 Business Days plus 10 Business Days after any change in price, and

     o on or before the date the Qualifying Offer is commenced, such Person makes an irrevocable written commitment to the Company to acquire, within 30 Business Days upon completion of the Qualifying Offer, all shares of Common Stock then not beneficially owned by such Person at the same price, and for the same consideration, per share as paid in the Qualifying Offer.

     In the determination of the fairness of any offer, the Board retains the authority to reject, advise the shareholders to reject, or take other action in response to any offer necessary to the exercise of its fiduciary duties.

     Immediately upon action of the Board of Directors of the Company ordering the redemption of the Rights or upon the effectiveness of a redemption of the Rights pursuant to shareholder adoption of a resolution accepting a Qualifying Offer and authorizing the redemption of the Rights, the only existing right of a holder shall be to receive the redemption price for the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Any of the provisions of the Rights Agreement, other than certain provisions relating to the principal economic terms of the Rights, may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, the provisions, other than certain provisions relating to the principal economic terms of the Rights, of the Rights Agreement may be amended by the Board in order: to cure any ambiguity, defect or inconsistency; to shorten or lengthen any time period under the Rights Agreement; or in any other respect that will not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     At least every three years, an Independent Directors Committee of the Board, consisting of all Board members who are not employees (or spouses of employees) of the Company, substantially dependent on the Company (or any of its Affiliates) for their livelihood, an Acquiring Person or representative, nominee, Associate or Affiliate of an Acquiring Person, will review and evaluate the Rights Agreement in order to consider whether maintenance of the Rights Agreement continues to be in the interests of the Company, its shareholders and any other relevant constituencies. Following each such review, the Independent Directors Committee will communicate its conclusions to the full Board, including any recommendation as to whether the Rights Agreement should be modified or the Rights should be redeemed.

     A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement of the Company on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company upon written request therefor. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.